As filed with the Securities and Exchange Commission on October 22, 1999
                                                   Registration No. 333-
          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                   -------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                        GENERAL DATACOMM INDUSTRIES, INC.
                        ---------------------------------
               (Exact name of issuer as specified in its charter)

                     Delaware                          06-0853856
           ------------------------------   ---------------------------------
          (State or other jurisdiction of   (IRS Employer Identification No,)
          incorporation or organization)

             Park Road Extension, Middlebury, Connecticut 06762-1299
             -------------------------------------------------------
                    (Address of principal executive offices)

                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

              HOWARD S. MODLIN, Weisman Celler Spett & Modlin, P.C.
            445 Park Avenue, New York, New York 10022 (212) 371-5400
            --------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
                                       Maximum      Maximum
                        Amount         Offering     Aggregate     Amount of
Title of Securities     to be          Price        Offering      Registration
to be Registered        Registered     Per Share    Price         Fee

Common Stock, par
value $.10 per share    1,500,000      $2.78(1)     $4,170,000    $1,159.26

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average high/low price on October 20, 1999, on the New York Stock Exchange, Inc.

                        GENERAL DATACOMM INDUSTRIES, INC.

                             1998 STOCK OPTION PLAN

         Cross Reference Sheet Between Items of Form S-8 and Prospectus


Item Required by Form S-8                   Caption in Prospectus

1.  Plan Information                        Cover Page;
                                            1998 Stock Option Plan;
                                            Federal Income Tax Consequences

2.  Registrant Information                  Available Information
     and Employee Plan Annual
     Information

                                   PROSPECTUS

                        GENERAL DATACOMM INDUSTRIES, INC.
                               Park Road Extension
                       Middlebury, Connecticut 06762-1299
                                  203-574-1118

                             1998 Stock Option Plan

                1,500,000 Shares of Common Stock, $.10 par value

         This prospectus relates to the offering by General DataComm Industries, Inc. (the "Corporation") of the shares of Common Stock covered hereby to employees and directors of the Corporation and its subsidiaries as may be granted options to purchase shares pursuant to its 1998 Stock Option Plan which is described herein.

         Certain of the optionees may, from time to time, sell or otherwise dispose of some or all of the shares of Common Stock which may be acquired by them. Certain of the resales or other dispositions may be made pursuant to this Prospectus, but others may be made by employees who are deemed to be "affiliates" of the Corporation within the meaning of the Securities Act of 1933, as amended ("Securities Act"), and such persons may effect such resales only pursuant to a separate prospectus or an appropriate exemption from registration.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is October 22, 1999

THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

         No person has been authorized by the Corporation to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date hereof.

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
REGISTRATION STATEMENT .....................................................2
AVAILABLE INFORMATION ......................................................3
GENERAL INFORMATION ........................................................3
1998 STOCK OPTION PLAN .....................................................4
FEDERAL INCOME TAX CONSEQUENCES ............................................6
DESCRIPTION OF CAPITAL STOCK ...............................................6
LEGAL MATTERS ..............................................................9
EXPERTS ....................................................................9
INDEMNIFICATION ............................................................9

                             REGISTRATION STATEMENT

         General DataComm Industries, Inc. (the "Corporation") has filed with the Securities and Exchange Commission, Washington, DC, a Registration Statement (hereinafter, as amended to date, referred to as the "Registration Statement") on Form S-8 (File No. 333------) under the Securities Act in respect of 1,500,000 shares of the Corporation's Common Stock, $.10 par value, subject to adjustment, which may be purchased from time to time pursuant to stock options issued to key employees, including officers and directors who are employees and nonemployee directors of the Corporation and its subsidiaries under the Corporation's 1998 Stock Option Plan (the "1998 Plan"). For further information with respect to the Corporation and the securities offered by this Prospectus, reference is made to the Registration Statements and the exhibits filed as a part thereof.

         The statements made about the 1998 Plan in this Prospectus are summaries of certain provisions of the 1998 Plan, a copy of which is an exhibit to this Registration Statement. Reference is made to the 1998 Plan for complete statements of such provisions, and such summaries are qualified in their entirety by such reference.

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at Room 1024, 450 Fifth Street, NW, Washington, DC 20549; in New York City at 7 World Trade Center, Suite 1300, New York, New York 10048; and in Chicago at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. The Corporation will provide at the written or oral request without charge at its principal office in Middlebury, Connecticut to each person to whom this Prospectus is delivered a copy of any or all of the information that has been incorporated by reference. All such requests should be directed to the Corporation at its principal office, P.O. Box 1299, Middlebury, Connecticut 06762-1299, Attention: Vice President, Finance, or by telephone (203) 574-1118. The Corporation's Common Stock is listed and traded on The New York Stock Exchange, Inc. and the above material is also available for inspection at such Exchange, 20 Broad Street, New York, New York 10005.

         The following documents, filed with the Commission, as stated above (Commission File No. 1-8086), are hereby incorporated by reference in this
Prospectus:

         1. The Corporation's annual report on Form 10-K for the year ended September 30, 1998.

         2. The Corporation's proxy statement dated December 14, 1998 with respect to its annual meeting of shareholders held on February 4, 1999 and proxy statement dated May 13, 1999 with respect to its, 1999 and special meeting of stockholders held on June 18, 1999.

         3. The Corporation's quarterly reports on Form 10-Q for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999.

         4. The Corporation's current report on Form 8-K as amended dated May 14, 1999.

         All documents filed by the Corporation after the date of this Prospectus pursuant to Sections 13, 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus constitutes a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


                               GENERAL INFORMATION

         The Corporation, the executive offices of which are located at Middlebury, Connecticut 06762-1299, is the issuer of the Common Stock, $.10 par
value, covered  by  the  Registration   Statement  and  being  offered  by  this
Prospectus. The Corporation's telephone number is (203) 574-1118.

         Any optionee who may be deemed an affiliate of the Corporation, as defined in Rule 405 issued under the Securities Act must utilize an exemption, including Rule 144, from the registration provisions of the Securities Act to sell shares received pursuant to the exercise of an option unless a separate prospectus is in effect.


                             1998 ST0CK OPTION PLAN

Purpose and Eligibility

         The 1998 Plan was originally adopted by the directors on April 22, 1998 as a "broad based Stock Option Plan" as permitted by the policy of the New York Stock Exchange for the purpose of enabling the Corporation and its subsidiaries to provide an inducement to attract and keep able and qualified key employees, including officers and directors who are employees and non-employee directors, by the grant of non-statutory stock options up to a present maximum of 1,500,000 shares. At all times a minimum of 20% of the Corporation's employees must be eligible for grants of options under the 1998 Plan, and less than 50% of the persons eligible for options shall be officers. The granting of options is determined by the Chairman of the Board of the Corporation, who administers the 1998 Plan to all persons, other than employees subject to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") who are generally executive officers and directors, and reports to the Board of Directors the names of those granted options, the number of shares covered by each option and the applicable option prices. The Stock Option Committee of the Board of Directors reports to the Board of Directors with respect to the names of employees and non-employee directors subject to Section 16 of the Exchange Act who are granted stock options, the number of shares covered by each such option, and the applicable option prices. The Chairman of the Board, or the Stock Option Committee, as the case may be, subject to the provisions of the 1998 Plan, has sole discretion to determine the persons to whom options shall be granted, the number of shares to be subject to each option and the increments by which such granted options are exercisable. In making such determination, the Chairman of the Board or the Stock Option Committee, as the case may be, considers in his or their opinion those employees or non-employee directors, as the case may be, who perform services of special importance to the management, operation and development of the business of the Corporation, provided that no employee whose basic salary before bonuses or incentive payments is less than $20,000 per year shall be eligible to receive an option. There is no limitation with respect to the number of shares that are subject to grant of option to any one employee. It is presently expected that approximately 1,100 employees and all three non-employee directors are eligible to receive options under the 1998 Plan.

Shares Available and Exercise of Options

         The 1998 Plan provides for options to purchase an aggregate of 1,500,000 shares of Common Stock of the Corporation. Such amount is subject to appropriate adjustment in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends or splits in excess of 5% in any one year, mergers, consolidations, exchanges or reorganizations.

         The stock options granted under the 1998 Plan are non-statutory stock options. The 1998 Plan provides that each option granted is exercisable, in whole or in part, from time to time during the term thereof as may be determined by the Chairman of the Board or the Stock Option Committee, as the case may be, and as stated in each option granted, commencing one (1) year after the date of grant of the option; and that the options expire unless exercised on or before ten (10) years from the date of grant.

         The option price of the non-statutory stock options shall be the fair market value of the stock at the time of grant or such lesser or greater price as determined by the Chairman of the Board or the Stock Option Committee, as the case may be. The term of each non-statutory stock option shall be for a period not exceeding ten (10) years from the date of grant. If an optionee holds more than one non-statutory stock option, such options may be exercised by the optionee in any order.

         Options are exercised by the payment of cash or the delivery of Common Stock of the Corporation valued at the market price for such shares at the time of exercise.

         As of September 30, 1999, 1,519,625 options have been granted under the 1998 Plan to 389 employees at an average exercise price of $3.20. Of such granted options, none have been exercised, 1,260,935 remain outstanding, 258,690 have been canceled and 239,065 options remain available for grant at such date. Options may not be granted under the 1998 Plan after April 22, 2008.

Limitations in Participation

         Options are not transferable other than by will or by the laws of descent and distribution. If an optionee becomes permanently and totally disabled or dies while employed by the Corporation, the option granted to the optionee may be exercised only within one (1) year following the date of such permanent and total disability or death, by the optionee in the case of such disability and by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's will or the laws of descent and distribution in the case of death, to the extent of the following schedule, but in no event after the expiration of the term of the option.

Time from Grant of Option

         From                     To (the end of)        Percentage Exercisable
         ----                     ---------------        ----------------------
         1 Day                        12 months                 33%
         12 Months                    24 months                 67%
         Over 24 Months                                        100%

         If an optionee ceases to be employed by the Corporation or a non-employee's directorship terminates for any reason other than death or disability, he or she may, but only within the three (3) months following such cessation of employment, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such cessation, unless the optionee was discharged for cause. If an optionee is discharged for cause, or the optionee fails to give reasonable notice of termination of employment, such option terminates on the date of such discharge and the optionee forfeits any and all rights which may have accrued prior thereto.

Modification

           The Board of Directors may at any time, or from time to time, without stockholder approval, suspend, terminate or amend the 1998 Plan in such respects as it shall deem advisable.

                         FEDERAL INCOME TAX CONSEQUENCES


Tax Aspects - Non-Statutory Stock Options

         Messrs. Weisman Celler Spett & Modlin, P.C., legal counsel to the Corporation, have advised that under existing Treasury regulations with respect to non-statutory stock options, (i) an optionee will not realize taxable income upon the grant of an option; (ii) the difference between the option price and the fair market value of the shares on the date of exercise is taxable as ordinary income to the optionee at the time of exercise and is allowable to the Corporation as an income tax deduction; (iii) the ordinary income to the optionee will be treated as compensation to the optionee which is subject to income tax withholding by the Corporation; (iv) the optionee will take a basis in the shares equal to the sum of the option price plus the amount taxed to him or her as compensation income; and (v) any gain or loss on a subsequent sale of the shares, which will equal the difference between the sales proceeds and the Optionee's basis in the shares, will be capital gain or loss at the time of sale. If the optionee holds the shares for more than one year, such gain or loss will be treated as a long-term capital gain or loss, with any such long-term capital gain taxed at a maximum rate of 20%.

Employee Retirement Income Security Act of 1974

         The 1998 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 or of Section 401 (a) of the Internal Revenue Code of 1986.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The shares of Common Stock are entitled to one (1) vote per share on all matters submitted to stockholders. They are also entitled to vote separately as a class (as are the shares of Class B Stock described below) on all matters requiring an amendment to the Corporation's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Common Stock do not have preemptive rights or cumulative voting rights.

         Dividends on the Common Stock will be paid if, and when, declared. The Common Stock is entitled to cash dividends which are 11.11% higher per share than the cash dividends which may be paid on the Class B Stock, but otherwise the Common Stock and the Class B Stock rank equally. The Corporation has never paid cash dividends on its Common Stock, and such dividends are not permitted by the Corporation's principal loan agreement. Stock dividends on and stock splits of Common Stock may only be payable or made in shares of Common Stock.

         Upon liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock, ratably with the holders of the Class B Stock (which are considered for this purpose as one class), are entitled to the entire net assets of the Corporation remaining after payment of all debts and other claims of creditors and after the holders of each series of Preferred Stock outstanding, if any, have been paid the preferred liquidating distribution on their shares as fixed by the Board of Directors of the Corporation (the liquidation preference of Preferred Stock outstanding at September 30, 1999 amounted to $20 million). The Common Stock is not convertible into shares of any other equity security of the Corporation.

         The Common Stock is freely transferable.

Class B Stock

         The shares of Class B Stock are entitled to one (1) vote per share on all matters submitted to stockholders, except that they are entitled to ten (10) votes per share in the election of directors under certain circumstances. They are also entitled to vote separately as a class (as are the shares of Common Stock) on all matters requiring an amendment to the Corporation's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Class B Stock do not have preemptive rights or cumulative voting rights.

         Dividends on the Class B Stock will be declared and paid only as and when dividends on the Common Stock are declared and paid. Moreover, if a cash dividend is paid in respect of the Common Stock, a cash dividend must also be paid on the Class B Stock, equal to 90% of the amount of the cash dividends paid on each share of Common Stock. Otherwise, however, the Common Stock and the Class B Stock rank equally as to dividends. Stock dividends on and stock splits of Class B Stock will only be payable or made in shares of Class B Stock.

         In the event of liquidation or insolvency, each share of Class B Stock will be entitled to share ratably with the Common Stock in the assets remaining after payment of all debts and other claims of creditors, subject to the rights of any Preferred Stock outstanding (the liquidation preference of Preferred Stock outstanding at September 30, 1999 amounted to $20 million).

         Holders of Class B Stock may elect at any time to convert any or all of such shares back into shares of the Common Stock on a share-for-share basis. In the event that the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock, or the Board of Directors and a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then immediately upon the occurrence of either event, the shares of the Class B Stock will automatically be converted into shares of Common Stock. In the event of such conversion, certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

         The Class B Stock is not transferable except to certain family members and related entities.

Special Voting Requirements

         The Corporation's Certificate of Incorporation contains a provision requiring a two-thirds vote on mergers, consolidations or a sale of substantially all of the Corporation's assets. It also contains a "fair price" provision requiring all stockholders to receive equal treatment in the event of a takeover which may be coercive; this "fair price" provision may not be amended except by a four-fifths vote of the stockholders and may be considered to have the effect of discouraging tender offers, takeover attempts, acquisitions or business combinations involving the Corporation. That provision also requires that business combinations involving the Corporation and certain "Acquiring Persons" (i.e., a person or entity which directly or indirectly owns or controls at least 5% of the voting stock of the Corporation) be approved by the holders of four-fifths of the Corporation's outstanding shares entitled to vote (other than shares held by an Acquiring Person with which or by or on whose behalf a business combination is proposed) unless such business combination either:

         (1) has been authorized by the Board of Directors prior to the time that the Acquiring Person involved in such business combination became an Acquiring Person; or

         (2) will result in the receipt by the other stockholders of a specified minimum amount and form of payment for their shares.

Anti-Takeover Statute

         Section 203 of the Delaware General Corporation Law ("DGCL") is applicable to corporate takeovers in Delaware. Subject to certain exceptions set forth therein, Section 203 of the DGCL provides that a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         Except as specified therein, an interested stockholder is defined to include any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person. Under certain circumstances, Section 203 of the DGCL makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. The Certificate of Incorporation and the By-Laws do not exclude the Corporation from the restrictions imposed under Section 203 of the DGCL.

Preferred Stock

         The Preferred Stock, including the Corporation's 9% Cumulative Convertible Exchangeable Preferred Stock ("9% Preferred Stock") may be issued in one or more series from time to time by action of the Board of Directors. The shares of any series of Preferred Stock may be convertible into Common Stock, may have priority over the Common Stock and Class B Stock in the payment of dividends and as to the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation and may have preferential or other voting rights, in each case, to the extent, if any, determined by the Board of Directors at the time it creates the series.

         At September 30, 1999, 800,000 shares of 9% Preferred Stock were outstanding, with a total liquidation preference of $25.00 per share, or $20 million. Each share of the outstanding 9% Preferred Stock is convertible into Common Stock at $13.65 per share, or the equivalent of 1.8315 shares of Common Stock for each share of 9% Preferred Stock. The Corporation has the option to exchange the 9% Preferred Stock for 9% Convertible Subordinated Debentures due 2006 ("Debentures") at the rate of $25.00 principal amount of Debentures for each share of 9% Preferred Stock outstanding at the time of exchange. The 9% Preferred Stock cannot be redeemed by the Corporation before September 30, 1999.

Registrar and Transfer Agent

         Chase Mellon Shareholder Services, L.L.C., is the Registrar and Transfer Agent for the Common Stock.

                                  LEGAL MATTERS

         The legality of the shares offered by this Prospectus has been passed upon by Messrs. Weisman Celler Spett & Modlin, P.C., 445 Park Avenue, New York, New York 10022. As of September 30, 1999, members of the firm of Weisman Celler Spett & Modlin, P.C. beneficially owned 6,750 shares of the Class B Stock, and the firm owned 90,535 shares of Common Stock of the Corporation. Howard S. Modlin, a member of such firm, is Secretary and a director of the Corporation.


                                     EXPERTS

         The consolidated balance sheets as of September 30, 1998 and 1997 and the consolidated statements of operations and accumulated deficit and cash flows for each of the three years in the period ended September 30, 1998, incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 INDEMNIFICATION

         The Corporation's Certificate of Incorporation authorizes the indemnification of directors and officers and the purchase of insurance on behalf of such persons against liability asserted against them in such capacity or arising out of such status. The Corporation maintains an insurance policy covering its directors and officers against certain losses. Section 145 of the General Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    FORM S-8


PART II:  UNDERTAKINGS AND OTHER INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

         See Prospectus, "Available Information," page 3 and "Description of Capital Stock," page 6.

Item 4. Description of Securities

         Not applicable.

Item 5. Interest of Named Experts and Counsel

         The consolidated balance sheets as of September 30, 1998 and 1997 and the consolidated statements of operations and accumulated deficit and cash flows for each of the three years ended September 30, 1998, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers

         Reference is made to Article Tenth of the Registrant's Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which is incorporated by reference for information concerning indemnification of directors and officers. Section 145 of the General Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. However, reference is made to Item 9(d) with respect to indemnification for liabilities arising under the Securities Act.

         Under an insurance policy with The Chubb Group of Companies, the directors and certain officers of the undersigned Registrant and its subsidiaries are indemnified against certain losses arising from certain claims which may be made against such persons, by reason of their being such directors or officers.

Item 7. Exemption from Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

10.      (1)  1998 Stock Option Plan
         (2)  Non-Statutory Stock Option Agreement form - employee
         (3)  Non-Statutory Stock Option Agreement form - non-employee directors

 23.     Consents

         (1)  PricewaterhouseCoopers LLP

Item 9. Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the Prospectus that it will promptly furnish without charge a copy of such report on written request of the employee, and where interim financial information required to be presented by Article 3 of Regulation

S-X is not set forth in the Prospectus, to deliver the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middlebury, State of Connecticut, on the 22nd day of October, 1999.

                                              GENERAL DATACOMM INDUSTRIES, INC.

                                              By: /S/ CHARLES P. JOHNSON
                                                  Charles P. Johnson
                                                  Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                          Date

/S/ CHARLES P. JOHNSON         Chairman of the Board         October 22, 1999
Charles P. Johnson             and Chief Executive Officer


/S/ WILLIAM G. HENRY           Vice President, Finance       October 22, 1999
William G. Henry               Chief  Financial Officer
                               and Principal Accounting Officer


/S/ HOWARD S. MODLIN           Director and Secretary        October 22, 1999
Howard S. Modlin


/S/ FREDERICK R. CRONIN        Director and Vice President,  October 22, 1999
Frederick R. Cronin            Corporate Technology


/S/ LEE M. PASCHALL            Director                      October 22, 1999
Lee M. Paschall


/S/ JOHN L. SEGALL             Director                      October 22, 1999
John L. Segall

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of General DataComm Industries, Inc. of our report dated October 29, 1998 (except for Note 15 for which the date is December 31, 1998) relating to the consolidated financial statements and financial statement schedules of General DataComm Industries, Inc. and Subsidiaries as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which reports are incorporated by reference in the Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Stamford, Connecticut
October 22, 1999